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                                                                    EXHIBIT 10.2

                            FIRST AMENDMENT TO THE
                         2001 INCENTIVE AWARD PLAN OF
                         WATSON PHARMACEUTICALS, INC.


     This First Amendment (this "Amendment") to the 2001 Incentive Award Plan of Watson Pharmaceuticals, Inc., as amended (the "Plan"), of Watson
Pharmaceuticals, Inc. is hereby adopted by Watson Pharmaceuticals, Inc., a Nevada corporation (the "Company"), effective as of May 16, 2001.

                                   RECITALS
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I.   The Plan was originally adopted by the Board of Directors of the Company on
     February 12, 2001 and by the stockholders of the Company on May 7, 2001.

II. Effective as of May 16, 2001, the Board of Directors of the Company approved this Amendment.

                                THE AMENDMENTS
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     A.   OPTION PRICE.  Section 5.1 of the Plan is hereby amended by adding the
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          following to the end of Section 5.1:

          "(d) In the case of Non-Qualified Stock Options, such price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted, provided, however, if a discount to such
                                     --------  -------
     Fair Market Value price is expressly granted by the Committee in lieu of a reasonable amount of salary, fee or cash bonus payable to the Employee, Consultant or Independent Director, as applicable, such price may be equal to or greater than 85% of the Fair Market Value on the date the Option is granted."

     B.   AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN.  The second sentence
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          of Section 8.2 of the Plan is hereby amended in its entirety to read as follows:

          "However, without approval of the Company's stockholders given within 12 months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 8.3, (i) increase the limits imposed in Section 2.1 on the maximum number of shares which may be issued under the Plan, (ii) expand the classes of persons to whom Options may be granted under the Plan, or (iii) decrease the exercise price of any outstanding Option granted under the Plan."


                                   * * * * *
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     The undersigned, Robert C. Funsten, Senior Vice President, General Counsel
and Secretary of the Company, hereby certifies that the Board of Directors approved this Amendment.

     Executed at Corona, California, this 24th day of May, 2001.

                              WATSON PHARMACEUTICALS, INC.
                              a Nevada corporation


                              By:   /s/Robert C. Funsten
                                 -----------------------------------------------
                                 Robert C. Funsten
                                 Senior Vice President, General Counsel
                                  and Secretary